For Immediate Release

Contact: Andrew M. O'Shea Chief Financial Officer (860) 298-0444	Or: Adam Friedman Adam Friedman Associates (212) 981-2529 ext. 22

Moscow CableCom Corp. Announces Agreement for $51 Million Financing
To Expand Cable Network in Moscow to 1 Million Homes Passed

July 20, 2004 - New York, NY - Moscow CableCom Corp. (NASDAQ: MOCC) today announced that the Company's Board of Directors has approved the terms of an agreement with the private global investment group Columbus Nova Capital, pursuant to which Columbus Nova will provide the Company with a $51 million financing package, which is expected to provide the Company with sufficient funds to expand its hybrid-coaxial fiber network up to 1,000,000 homes passed within three years from the closing of the proposed transaction. MOCC has a long term strategic agreement to use the fiber-optic network of one of the leading Moscow broadband service providers, Moscow Telecommunications Corp. ("COMCOR"), on favorable terms.

The Columbus Nova financing will be divided into an equity component and a debt component.  The equity component will consist of an investment of $22.5 million in a newly created class of preferred stock at $5.00 per share, which would give Columbus Nova an ownership interest of approximately 35% at the closing of the transaction.  The debt component will consist of a $28.5 million term debt financing for a five-year period bearing interest of 12% per annum. This debt financing also includes a $4 million bridge loan that will be drawn shortly after the signing of definitive agreements, which is expected to be in the second half of August.  The financing package will allow the Company to accelerate its system build-out and sales and marketing plans.

The preferred stock to be issued to Columbus Nova will have voting and other rights identical to the Company's common stock, with the exception of having a liquidation preference for a period of four years.  As part of the transaction, Columbus Nova will also receive five-year warrants to acquire an additional 7,500,000 shares of the Series B preferred stock for $5.00 per share, bringing its potential ownership to approximately 55% on a fully diluted basis.

The transaction, which is subject to the negotiation of definitive agreements, the Company's receipt of an independent fairness opinion, Company shareholder approval, and regulatory consents, is expected to close in November 2004. Pursuant to the agreement with Columbus Nova, shareholders of the Company holding more than 50% of the Company's outstanding common stock, including COMCOR, which owns approximately 48% of the Company's outstanding common stock, Oliver Grace, the Company's Chairman, President and Chief Executive Officer, and Francis E. Baker, a Director and the Company's Secretary, will grant their irrevocable proxies to vote in favor of the transaction. In addition, the Company will appoint a team of experienced professionals selected by Columbus Nova with extensive experience in operating cable systems worldwide to join the senior management team of the Company after the closing. Warren Mobley, who has experience managing cable systems in the U.S., Germany, Poland, Hong Kong and Canada, will be named as the Company's Chief Executive Officer effective as of the closing, and Donald Miller-Jones, who has financial management experience at several multinational media companies, will join the Company as its Chief Financial Officer.

A summary of the key aspects of the financing package is attached to this press release.

Oliver R. Grace, Chairman and CEO stated, "We are very pleased to be able to attract this capital which will allow us to expand on the initial operating successes we have had in our 198,000 home network to create a company with more than five times the number of homes passed and thus allow us to capture a large proportion of the market for our cable television and Internet access services.  We have begun to validate the economic model for the take-up of services on our existing network, and we now plan to expand these results to a much larger segment of Moscow. We are delighted that we will also be benefiting from the experience and talents of the new senior managers and we look forward to their contributions to our overall success."

Conference Call

Moscow CableCom will host a conference call to discusskey aspects of the financing package on July 22, 2004 at 9:00 a.m. EDT. The call can be heard live by dialing 866.800.8652 (US) or 617.614.2705 (International) and entering the passcode 61893046, or via the web on the Company's website.  For those who cannot listen to the live broadcast, the Webcast and audio replay will be available until July 29, 2004 by dialing 888.286.8010 (US) or 617.801.6888 (International) and entering the passcode 93654698.

About Moscow CableCom

Moscow CableCom is a US-based company quoted on the NASDAQ NM under the ticker "MOCC".  The Company owns 100% of ComCor-TV ("CCTV"), a Russian company that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow.  CCTV is using access to COMCOR's MFON to provide broadband services including cable television and high-speed Internet access to residential and business customers, with plans to add additional services including IP-based telephony.  Please call Andrew O'Shea, Chief Financial Officer, at 860-298-0444 with inquiries.

About Columbus Nova Capital

Columbus Nova is a private global investment group with offices in New York, San Francisco and Moscow.  Columbus Nova invests in three sectors: private equity, leveraged finance and public securities.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act.  These statements relate to CCTV's development, including CCTV's ability to attract new subscribers, its ability to continue to expand its network, its ability to achieve positive cash flow and Moscow CableCom's ability to raise funds for the expansion of CCTV's network including the consummation of the planned financing from Columbus Nova, and are based on management's best assessment of Moscow CableCom's and CCTV's strategic and financial position and of future market conditions and trends.  These discussions involve risks and uncertainties, and the actual outcome may differ materially from these statements.  Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended February 29, 2004 and other public filings made by the Company with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. Moscow CableCom Corp. disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

SUMMARY OF SIGNIFICANT TERMS OF DEFINITIVE TERM SHEET

BY AND AMONG MOSCOW CABLECOM CORP, MOSCOW TELECOMMUNICATIONS CORPORATION AND COLUMBUS NOVA

DATED JULY 20, 2004

1)      Private placement of 4,500,000 shares of a newly created class of Series B Preferred Stock at $5.00 per share. The Series B Preferred Stock will have equal voting rights with the Common Stock, will have a liquidation preference for a period of four years of $5.00 per share over the Common Stock and the Series A Preferred Stock currently outstanding, and each share of Series B Preferred Stock will be convertible into a share of Common Stock.

2)      Columbus Nova will receive 7,500,000 warrants to acquire one share each of Series B Preferred Stock at $5.00 per share during a five-year period, bringing its potential ownership to approximately 55% on a fully diluted basis.

3)      $28.5 million Term Loan facilities divided into an $18.5 million facility and a $10.0 million facility; 5 year term from closing; secured by all the material assets of the Company; interest at 12% per annum to be capitalized quarterly and paid at the maturity of the note (unless the Company chooses to service the facilities on a quarterly basis):

-         $18.5 million facility to be drawn down at the closing date;

-         $10.0 million facility to be drawn upon meeting requirements of an independent committee of the Board; and

-         There will be a 2.5% arrangement fee for the facility, plus a 1.25% commitment fee on undrawn amounts, and an annual agency fee of $150,000.

4)      Bridge Loan - $4.0 million Working Capital Bridge Facility with a maturity of the earlier of June 30, 2005 or the closing of the Class B Preferred Stock purchase and $28.5 million Term Loan facilities.

5)      Management and Consultants:

-         Warren Mobley to be appointed Chief Executive Officer effective as of the closing;

-         Donald Miller-Jones to be appointed Chief Financial Officer effective as of the Closing;

-         Messrs. Mobley, Miller-Jones, Charles Roberts and Dr. Ali Mohammed Ahmed to be hired as consultants from signing to closing to work on the preparation of the new business plan;

-         The Company will enter into consulting agreements for Mr. Roberts and Dr. Ahmed effective as of the closing; and

-         New management and consultants to receive 5-year stock options with an exercise price of $5.00 per share for approximately 5% of the fully diluted shares outstanding at closing.

6)      The Company will reimburse Columbus Nova for its out-of-pocket costs, including legal fees.

The foregoing summary is qualified in its entirety by reference to the actual Term Sheet, which the Company expects to file as part of a Form 8-K filing with the Securities and Exchange Commission.